Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Melissa McHenry	Darcy Reese
Managing Director, External Communications	Managing Director, Investor Relations
614/716-1120	614/716-2614
FOR IMMEDIATE RELEASE

AEP REPORTS STRONG THIRD-QUARTER 2020 EARNINGS

•Third-quarter 2020 GAAP earnings of $1.51 per share; third-quarter 2020 operating earnings of $1.47 per share
•Company reaffirms 2020 operating earnings (non-GAAP) guidance range of $4.25 to $4.45 per share and 5% to 7% long-term growth rate

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Third Quarter ended September 30,			Year-to-date ended September 30,
	2020	2019	Variance	2020	2019	Variance
Revenue ($ in billions):	4.1	4.3	(0.2)	11.3	11.9	(0.6)
Earnings ($ in millions):
GAAP	748.6	733.5	15.1	1,764.6	1,767.6	(3.0)
Operating (non-GAAP)	728.2	722.3	5.9	1,765.9	1,800.7	(34.8)

EPS ($):
GAAP	1.51	1.49	0.02	3.56	3.58	(0.02)
Operating (non-GAAP)	1.47	1.46	0.01	3.56	3.65	(0.09)
EPS based on 496 million shares 3Q 2020, 494 million shares 3Q 2019, 495 million shares YTD 2020 and 494 million shares YTD 2019.

COLUMBUS, Ohio, Oct 22, 2020 - American Electric Power (Nasdaq: AEP) today reported third-quarter 2020 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $749 million or $1.51 per share, compared with GAAP earnings of $734 million or $1.49 per share in third-quarter 2019. Operating earnings for third-quarter 2020 were $728 million or $1.47 per share, compared with operating earnings of $722 million or $1.46 per share in third-quarter 2019.

Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2020 GAAP earnings and operating earnings for the quarter was primarily driven by the impacts of a federal tax benefit from the CARES Act and the company's Achieving Excellence cost savings and efficiency program.
A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“We continue to execute on our strategy and achieve strong earnings performance in line with our targeted guidance range for the year, despite the significant challenges presented by the COVID-19 pandemic. Our employees have done an amazing job adjusting to new ways of working over the last seven months and have remained focused on delivering essential power to our customers safely and efficiently,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“The critical investments we’ve been making in the grid to enhance reliability and resiliency, replace aging equipment and support renewable energy development have remained on track. Our Transmission Holding Co. business contributed 28 cents per share in the quarter, an increase of 3 cents from the same period last year. Net plant assets in our Transmission Holding Co. business grew by $1.5 billion, or 16%, from September 2019.
“Our ongoing focus on managing operations and maintenance expenses and enhancing efficiency also bolstered our performance in the quarter despite milder temperatures year-over-year. We’re well on our way to achieving the additional $100 million in spending cuts we previously announced and are implementing initiatives to reduce expenses longer term in many parts of the company,” Akins said.
“Adjusted for weather, year-to-date residential sales increased 2.6% compared with last year, largely due to people spending more time at home in response to the pandemic. As we projected, both our commercial and industrial classes are showing steady improvement from the low we experienced in the second quarter as some businesses reopened over the summer. We expect this trend will continue into 2021, barring additional unanticipated negative economic impacts from the pandemic.
“We plan to invest $5.9 billion in capital in 2020 and expect to deliver operating earnings performance for the year solidly within the $4.25 to $4.45 guidance range that we targeted before the onset of the pandemic,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	3Q 20	3Q 19	Variance	YTD 20	YTD 19	Variance
Vertically Integrated Utilities (a)	393.5	437.6	(44.1)	894.7	917.7	(23.0)
Transmission & Distribution Utilities (b)	147.4	133.7	13.7	403.1	421.6	(18.5)
AEP Transmission Holdco (c)	138.3	126.1	12.2	370.4	404.8	(34.4)
Generation & Marketing (d)	116.7	90.0	26.7	211.0	139.5	71.5
All Other	(47.3)	(53.9)	6.6	(114.6)	(116.0)	1.4
Total GAAP Earnings (Loss)	748.6	733.5	15.1	1,764.6	1,767.6	(3.0)

Operating Earnings (non-GAAP)	3Q 20	3Q 19	Variance	YTD 20	YTD 19	Variance
Vertically Integrated Utilities (a)	422.5	437.9	(15.4)	940.1	935.6	4.5
Transmission & Distribution Utilities (b)	152.6	133.9	18.7	414.5	421.8	(7.3)
AEP Transmission Holdco (c)	139.6	126.1	13.5	374.1	404.9	(30.8)
Generation & Marketing (d)	63.2	78.3	(15.1)	153.8	148.8	5.0
All Other	(49.7)	(53.9)	4.2	(116.6)	(110.4)	(6.2)
Total Operating Earnings (non-GAAP)	728.2	722.3	5.9	1,765.9	1,800.7	(34.8)

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirmed its 2020 operating earnings guidance range of $4.25 to $4.45 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the third quarter, the estimated earnings per share on a GAAP basis would be $4.25 to $4.45 per share. See the table below for a full reconciliation of 2020 earnings guidance.

2020 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$4.25	to	$4.45

Mark-to-market impact of commodity hedging activities		(0.02)

COVID-19		0.04

Achieving Excellence Program		0.09

CARES Act		(0.11)

Operating EPS Guidance	$4.25	to	$4.45

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. AEP’s approximately 17,400 employees operate and maintain the nation’s largest electricity transmission system and more than 221,000 miles of distribution lines to efficiently deliver safe, reliable power to nearly 5.5 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 30,000 megawatts of diverse generating capacity, including more than 5,300 megawatts of renewable energy. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, AEP Energy Partners, AEP OnSite Partners, and AEP Renewables, which provide innovative competitive energy solutions nationwide. For more information, visit aep.com.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, electricity usage, employees, customers, service providers, vendors and suppliers; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of AEP’s generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, OPEB, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Third Quarter of 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		393.5	147.4	138.3	116.7	(47.3)	748.6	$1.51

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(6.4)	—	(6.4)	(0.01)
COVID-19	(b)	3.2	0.4	0.1	—	—	3.7	0.01
Achieving Excellence Program	(c)	25.0	6.8	1.2	1.0	—	34.0	0.07
CARES Act	(d)	0.8	(2.0)	—	(48.1)	(2.4)	(51.7)	$(0.11)
Total Special Items		29.0	5.2	1.3	(53.5)	(2.4)	(20.4)	$(0.04)

Operating Earnings (Loss) (non-GAAP)		422.5	152.6	139.6	63.2	(49.7)	728.2	$1.47

Financial Results for the Third Quarter of 2019
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2019
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		437.6	133.7	126.1	90.0	(53.9)	733.5	$1.49

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(11.7)	—	(11.7)	(0.03)
Severance Charges	(c)	0.3	0.2	—	—	—	0.5	—
Total Special Items		0.3	0.2	—	(11.7)	—	(11.2)	$(0.03)

Operating Earnings (Loss) (non-GAAP)		437.9	133.9	126.1	78.3	(53.9)	722.3	$1.46

(a)Reflected in Revenues and Income Tax Expense
(b)Reflected in Fuel Expense, Other Operation Expenses and Income Tax Expense
(c)Reflected in Other Operation Expenses and Income Tax Expense
(d)Reflected in Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2020	2019	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	9,066	9,254	(2.0)%
Commercial	6,257	6,840	(8.5)%
Industrial	8,161	9,123	(10.5)%
Miscellaneous	595	641	(7.2)%
Total Retail	24,079	25,858	(6.9)%

Wholesale Electric (in millions of kWh): (a)	4,574	5,864	(22.0)%

Total KWHs	28,653	31,722	(9.7)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	8,277	8,268	0.1%
Commercial	6,722	7,219	(6.9)%
Industrial	5,417	5,857	(7.5)%
Miscellaneous	206	223	(7.6)%
Total Retail (b)	20,622	21,567	(4.4)%

Wholesale Electric (in millions of kWh): (a)	502	453	10.8%

Total KWHs	21,124	22,020	(4.1)%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		894.7	403.1	370.4	211.0	(114.6)	1,764.6	$3.56

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(10.5)	—	(10.5)	(0.02)
COVID-19	(b)	13.9	4.3	0.6	0.1	—	18.9	0.04
Achieving Excellence Program	(c)	30.7	9.1	3.1	1.3	0.4	44.6	0.09
CARES Act	(d)	0.8	(2.0)	—	(48.1)	(2.4)	(51.7)	(0.11)
Total Special Items		45.4	11.4	3.7	(57.2)	(2.0)	1.3	$—

Operating Earnings (Loss) (non-GAAP)		940.1	414.5	374.1	153.8	(116.6)	1,765.9	$3.56

Financial Results for Year-to-Date 2019
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2019
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		917.7	421.6	404.8	139.5	(116.0)	1,767.6	$3.58

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	3.6	—	3.6	0.01
Severance Charges	(c)	17.9	0.2	0.1	(0.1)	0.5	18.6	0.04
Acquisition Fees	(c)	—	—	—	5.8	5.1	10.9	0.02
Total Special Items		17.9	0.2	0.1	9.3	5.6	33.1	$0.07

Operating Earnings (Loss) (non-GAAP)		935.6	421.8	404.9	148.8	(110.4)	1,800.7	$3.65

(a)Reflected in Revenues and Income Tax Expense
(b)Reflected in Fuel Expense, Other Operation Expenses and Income Tax Expense
(c)Reflected in Other Operation Expenses and Income Tax Expense
(d)Reflected in Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Nine Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2020	2019	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	24,304	24,785	(1.9)%
Commercial	16,773	18,183	(7.8)%
Industrial	24,335	26,533	(8.3)%
Miscellaneous	1,636	1,734	(5.7)%
Total Retail	67,048	71,235	(5.9)%

Wholesale Electric (in millions of kWh): (a)	13,116	16,494	(20.5)%

Total KWHs	80,164	87,729	(8.6)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	20,876	20,614	1.3%
Commercial	18,154	19,069	(4.8)%
Industrial	16,473	17,492	(5.8)%
Miscellaneous	568	595	(4.5)%
Total Retail (b)	56,071	57,770	(2.9)%

Wholesale Electric (in millions of kWh): (a)	1,347	1,531	(12.0)%

Total KWHs	57,418	59,301	(3.2)%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers